SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 3, 2002

Date of Report

(Date of earliest event reported)

Click2learn, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0024289	91-1276003
(Commission File No.)	(IRS Employer Identification Number)

110-110th Avenue NE
Bellevue, Washington  98004

(Address of Principal Executive Offices)

(425) 462-0501

(Registrant’s Telephone Number, Including Area Code)

Item 5.                    OTHER EVENTS

On December 3, 2002, Click2learn, Inc. received a letter from the Nasdaq Stock Market notifying it that the closing bid price per share for its stock had been at $1.00 per share or greater for 10 consecutive trading days and that as a result the company has regained compliance with the continued listing criteria for the Nasdaq National Market.

Item 7.                    FINANCIAL STATEMENTS AND EXHIBITS

(c)           EXHIBITS.

99.1	Click2learn, Inc. press release dated December 4, 2002 regarding Nasdaq compliance notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2002

Click2learn, Inc.

By:	/s/ JOHN D. ATHERLY
Name:	John D. Atherly
Title:	Chief Financial Officer and Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description
99.1	Click2learn, Inc. press release dated December 4, 2002 regarding Nasdaq compliance notice.